Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO ● MONTREAL

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated June 23, 2009, except for note 19 which is as of September 11, 2009, on the consolidated financial statements of Yukon Gold Corporation, Inc. (the "Company") included in its Annual Report on Form 10-K filed by the Company, for the fiscal year ended April 30, 2008.

Toronto, Ontario, Canada	Chartered Accountants
September 14, 2009	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
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